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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                    First Western Bank, National Association

                    First Western Bank, Federal Savings Bank

                      First Western Trust Services Company

                   First Western Investment Services Company

                         First Western Capital Trust I